CONSULTING AGREEMENT

AGREEMENT made as of the 27th day of January, 1999, between Weststar Environmental Inc.. a Florida corporation, with principal offices at 9550 Regency Square Blvd., Suite 1109, Jacksonville, FL 32225 ( hereinafter referred to as the "Company"); and Environmental and Financial Consulting, Inc. residing at 12563 Mission Hills Circle N., Jacksonville, FL 32225 (hereinafter referred to as "E.F.C.").

WHEREAS, E.F.C. shall be employed by the Company as a CONSULTANT.

WHEREAS, E.F.C. has the requisite experience, background and skill and is willing to formalize its relationship with the Company on the terms and subject to the conditions herein contained.

NOW, THEREFORE, in consideration of the premises and mutual convenants herein contained, the parties hereby agree as follows:

1) RECITALS CONFIRMED. All of the recitals hereinabove stated are confirmed by all of the parties hereto as being in all respects true and correct and the same are hereby incorporated herein by reference into this agreement (the "Agreement").

2) EMPLOYMENT. The Company hereby confirms its hiring of E.F.C. and E.F.C. hereby confirms its employment by the Company. E.F.C. shall, in the performance of its duties, be at all times subject to the direction, supervision and authority of the Company's Board of Directors.

3) NO BREACH OF OBLIGATION. E.F.C. represents and warrants to the Company that it has the requisite skill and experience and is ready, willing and able to perform those duties attendant to the position for which it is hired or which may be assigned to it; and that its entry into this Agreement with the Company does not constitute a breach of any prior agreement between E.F.C. and any person, firm or corporation, contain any restriction or impediment to the ability of E.F.C. to perform those duties for which it was hired or which may be assigned to or reasonably expected of it. The Company acknowledges that E.F.C. has other business interests.

4) SERVICES. During the full term of this Agreement, E.F.C. shall perform to the best of its ability the following services and duties, in such manner and at such times as the Company may direct; the following being included by way of example and not by way of limitation:

          (a) E.F.C. will search for acquisition/merger candidates. If acceptable to the Company, E.F.C. will perform due diligence on such candidates, and work with the Company's attorneys and accountants to close each transaction. If directed by the Board, E.F.C. will search for qualified candidates to purchase the Company.

          (b) E.F.C. shall aid and assist the administration of the Company's sales, marketing programs, finance and other similar and related aspects of the Company's operations;

          (c) E.F.C. shall promote the Company's relations with its clients, employees, potential clients and others;

          (d) E.F.C. shall consult with and advise the other officers and employees of the Company, either orally, or, at the request of the Company, in writing, with respect to such matters as the Board of Directors shall request from time to time, relating to the management and operation of the Company, sales, marketing and the institution of programs and systems designed to increase the efficiency of the Company's business and overall management and operation of the Company.

          (e) E.F.C. shall, together and in connection with the other executive officers of the Company, supervise and direct the administrative aspects of and share responsibility for the conduct and supervision of the administrative areas of the Company's operation;

          (f) E.F.C. shall, if requested by the Company, seek out equity/debt financing for the Company.

5) RETAINER. At the beginning of the 1st and 2nd contract year, the Company shall pay to E.F.C. a retainer fee of $250,000 for which E.F.C. will make itself available to perform any duties requested by the Company. At the beginning of the 3rd contract year, the retainer fee will be reduced to $150,000 per contract year. This retainer will only be paid upon the successful completion of an I.P.O. for Weststar.

6) EXCLUSIVITY. The Company hereby agrees and appoints E.F.C. as the exclusive agent for negotiations on acquisitions, mergers, raising of equity/debt and/or a sale of the Company. Compensation for these services is described in Paragraph 8.

7) PLACE OF PERFORMANCE. E.F.C. agrees to perform its duties hereunder at the offices of the Company, in Jacksonville, Florida, or any other suitable place and agrees, to the extent that it shall be determined necessary and advisable in the sole discretion of the Company's Board of Directors to travel to any place in the United States or to any foreign country where its presence is or may reasonably be temporarily required for the performance of its duties hereunder.

8) COMPENSATION. The Company will pay to E.F.C. a finders fee/fee of 10% of the gross selling price (price & debt) for any acquisition or merger candidate that is acceptable to the Company. The Company will pay to E.F.C. a finders fee/fee of 10% of the gross amount of any equity placements/debt arranged by E.F.C. Said fee shall be paid as follows:

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


          (a) FEE. (Acquisitions/Merger/Sale)

              1. CASH. One half (1/2) of the fees will be paid in cash at time of closing or at the completion of the I.P.O.

              2. STOCK. One half (1/2) of the fees will be paid in fully paid, non-assessable shares of stock in the Company. Valuation of this stock shall be the average price for the preceding three months closing price as quoted by NASDAQ (or a comparable stock exchange) or, in case of an acquisition closing prior to the Company having quoted stock price, then stock will be valued at price of the Company at the time, as determined by similar transactions or services for value. The stock will be S-8 stock, in that the Company will agree to file an S-8 registration at the Company's expense upon demand by E.F.C. Such stock will be delivered at time of closing of the I.P.O. If requested by E.F.C. said stock may be given to individual consultants working for E.F.C.

          (b) FEE-EQUITY/DEBT PLACEMENTS
              1. CASH. 100% of the fee will be paid in cash at time of closing.

          (c) EXPENSES, ACCOMMODATIONS, INSURANCE, AND MEDICAL BENEFITS. The Company shall pay to E.F.C., and/or furnish E.F.C. with expenses, accommodations, insurance and medical benefits referenced in Paragraph 11 of this Agreement; and

          (d) AUTOMOBILES. E.F.C. shall be entitled to the use of automobiles at the Company expense during the term of this Agreement;

          (e) SEVERANCE. The Company shall pay E.F.C. the severance compensation enumerated in Paragraph 15(c) of this Agreement.

9) REPRESENTATION AND WARRANTIES OF ENVIRONMENTAL AND FINANCIAL CONSULTING, INC. By virtue of its execution hereof, and in order to induce the Company to enter into this Agreement, E.F.C. hereby represents and warrants as follows:

          (a) E.F.C. is not presently actively engaged in any business, employment or venture, which is or may be in conflict with the business of the Company.

          (b) E.F.C. has full power and authority to enter into this Agreement, to enter into the employ of the Company and to otherwise perform this Agreement in the time and manner contemplated; and

          (c) E.F.C.'s compliance with the terms and conditions of this Agreement in the time and manner contemplated herein will not conflict with any instrument or agreement pertaining to the transaction contemplated herein, and will not conflict in, result in a breach of or constitute a default under any instrument to which is a party.

10) REPRESENTATION AND WARRANTIES OF THE COMPANY. By virtue of the execution of this Agreement, the Company hereby represents and warrants to E.F.C. as follows:

          (a) The Company has full power, right and authority to execute and perform this Agreement in the time and manner contemplated; and


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


          (b) The execution and performance of this Agreement will not result in a breach of or violate the provisions of any contract or agreement to which the Company is a party.

11) EXPENSES, ACCOMMODATIONS, INSURANCE, MEDICAL BENEFITS, AND ETC. The Company and E.F.C. agree that E.F.C. shall receive reimbursement, for all expenses incurred by E.F.C. in connection with the performance of its duties hereunder subject to compliance with the Company's procedures; and the Company shall pay to E.F.C. directly or reimburse E.F.C. for all other reasonable, necessary and proven expenses and disbursements incurred by E.F.C. for and on behalf of the Company in the performance of E.F.C.'s duties during the term of this Agreement. Weststar will provide E.F.C. with office space and secretarial support during the term of this Agreement.

12) AUTOMOBILE(S). E.F.C. shall be entitled to the use of an automobile(s) and all expense(s) necessary to operate and maintain such auto(s); with the Company reimbursing E.F.C. for such costs.

13) PROPRIETARY RIGHTS. E.F.C. or any of its employees shall at no time before or after the termination of this Agreement hereunder use or divulge or make known to anyone without the express written consent of the Board of Directors of the Company (except to those duly authorized by the Company to have access thereto) any marketing systems, programs or methods, customer or client lists, computer programs, configurations, systems or procedures, ideas, formulae, inventions, discoveries, improvements, secrets, processes or technical or other information of the Company or any accounts, customer or client lists, transactions of business affairs of the Company. At the conclusion of this Agreement by the Company, E.F.C. shall forthwith surrender to the Company all letters, brochures, agreements and documents of every character relating to the business affairs and properties of the Company and then in its possession and shall not, without the Company's prior written consent, retain or disclose any copies thereof.

14) COMPETITION. During the seven (7) year term of this Agreement, or upon the termination of its consulting contract, whichever event shall occur later and for a period of 24 months thereafter, E.F.C. shall not, without the prior express written consent of the Company, engage in any business which is in direct competition or threatening to be in competition with the Company within any other state or other jurisdiction in which the Company is engaged in such operations.

     E.F.C. further convenants that during the stated term of this Agreement and for the twelve (12) month period thereafter, it will not solicit any clients or customers, known by it to be clients or customers of the Company for competitive business. The foregoing restrictions shall not apply to a termination of the consulting contract by the Company without cause or a termination of the employment by E.F.C. because of a breach of Agreement by the Company.

15) TERM AND TERMINATION. The Agreement shall be deemed to be effective as of the date of its execution and shall continue in full force and effect until the last day of the month


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


after the seventh (7th) anniversary thereof unless sooner terminated as hereinafter set forth:

     (a) TERMINATION BY THE COMPANY FOR CAUSE.

          (1) The Company may terminate E.F.C.'s contract for cause (as defined in sub-paragraph (2) below) upon compliance with the provisions of sub-paragraph (3). Upon such termination, the Company shall have no further obligations to E.F.C., except for the compensation or other benefits due for a period prior to the date of Termination.

          (2) "Cause" shall mean: (i) E.F.C.'s willful and continued failure to perform any of its duties with the Company; or (ii) E.F.C. willful engaging in misconduct which is materially injurious to the Company, monetarily or otherwise. For purpose of this sub-paragraph (2), no act or failure to act on E.F.C.'s part shall be considered "willful" unless the act or failure to act by E.F.C. is done in bad faith and with absolute certainly that such action or omission was not in, or opposed to, the best interest of the Company.

          (3) Termination for Cause shall be effected only if: (i) the Company has delivered to E.F.C. a copy of a Notice of Termination which complies with Paragraph 14 hereof and which gives E.F.C. at least thirty (30) business days' prior notice, the opportunity, together with E.F.C. counsel, to be heard before the Board of Directors and
              (ii) the Board of Directors (after such notice and opportunity to be heard), adopts a resolution concurred in by not less than two-thirds of all of the Directors of the Company then in office, including at least two-thirds of all of the directors who are not officers of the Company, that in the good faith opinion of the Board of Directors, E.F.C. was guilty of conduct set forth above in clause (i) and (ii) of the first sentence of sub-paragraph (2), and specifying the particulars thereof in detail.

     (b) TERMINATION BY E.F.C. FOR GOOD REASON.

          (1) E.F.C. may terminate its employment for Good Reason (as defined in sub-paragraph (2) below) by giving the Company a Notice of Termination which complies with Paragraph 14 hereof. Upon such termination E.F.C. shall have the rights described in sub-paragraph (3) hereof.

          (2) "Good Reason": shall mean: (i) E.F.C. being removed without Good Reason; (ii) the assignment to E.F.C. without its express written consent, of any duties other than those permitted by Paragraph 4;
              (iii) the Company's requiring E.F.C. to maintain its principal offices or conduct its principal activities anywhere other than at the Company's principal executive offices, (iv) the failure of the Company to obtain the assumption and agreement to perform this Agreement by any successor as contemplated in Paragraph 8


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


              hereof; (v) repudiation by the Company of any material obligation of the Company under paragraph 7 hereof; or (vi) the delivery of a Notice of Termination by the Company pursuant to Paragraph 14(a)
              (3), above (except that the delivery of such Notice shall be retroactively deemed not to constitute Good Reason if within sixty
              (60) days after the Board of Directors shall make the determination described in Paragraph 14(a)(3), (after the opportunity to be heard provided for therein) and such determination is not thereafter reversed by an arbitration decision or final judgment of a court of competent jurisdiction.

          (c) TERMINATION BY CHANGE OR CONTROL. In the event the Company experiences a Change of Control as hereinafter defined, E.F.C. shall have the right and option, in its sole unfettered discretion, to declare this Agreement breached by the Company. Upon the occurrence of such a course of action, E.F.C. shall be entitled to receive all of the compensation and remuneration provided in Section 5, 8, and 16 of this agreement.

16) CHANGE IN CONTROL. For purpose of this Agreement, a Change in Control will be deemed to have occurred:

          (a) If following (i) a tender or exchange offer for voting securities of the Company, (ii) a proxy contest for the election of Directors of the Company or (iii) a merger or consolidation or sale of all or substantially all of the business or assets of the Company, the Directors of the Company immediately prior to the initiation of such event cease to constitute a majority of the Board of Directors of the Company upon the occurrence of such event or within one year after such event. Or

          (b) If any "person" or "group" (as defined under the beneficial ownership rules of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 and Rule 13d3 thereunder) acquires ownership or control, or power to control, twenty-five percent (25%) or more of the outstanding voting securities of the Company without prior approval or ratification by a majority of the Company's directors in office at the time of such event.

          (c) E.F.C.'S RIGHT UPON CERTAIN TERMINATION. If the Company terminates E.F.C.'s contract hereunder, otherwise than for cause pursuant to Paragraph 15(2) or if E.F.C. terminates this contract for Good Reason pursuant to Paragraph 15(b), or pursuant to Paragraph 15
              (2):

              (1) The Company shall pay E.F.C. the greater of (a) the average of compensation to E.F.C. prior to this termination x (times) the remaining life of this contract or (b) the sum of $500,000 as damages, except for a sale of the Company.

              (2) E.F.C. shall be entitled to the full amount which would have been due it under any bonus or profit sharing plan, or similar arrangement,



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

                  in which it was participating prior to the Date of Termination, for the full seven (7) year term of this Agreement, without any proration or reduction because of E.F.C. not being under contract during the full term;

              (3) E.F.C. shall also be entitled to the full amount of any contingent compensation or benefit which would have become vested had its contract continues throughout the Post-Termination Period;

              (4) The Company shall also pay to E.F.C. an amount equal to all legal fees and expenses incurred by E.F.C. as a result of such termination (including all fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce or retain any rights or benefit provided by this Agreement);

              (5) The Company shall maintain full force and effect, for
                  E.F.C.'s; continued benefit throughout the Post-Termination Period, all life and health insurance and other benefit plans in which E.F.C. was entitled to participate immediately prior to the Date of Termination, provided that the Employee continued participation is possible under the general terms and conditions of such plans. If E.F.C.'s participation in any such plan is barred for any reason whatsoever, the Company shall arrange to provide E.F.C. with benefits substantially similar to those which he is entitled to receive under such plan;

              (6) E.F.C. shall not be required to mitigate the amount of any payment provided for in this Paragraph 16 and payments due may not be reduced by any compensation earned by E.F.C. in any manner after the Date of Termination.

17) DATE OF TERMINATION. "Date of Termination" shall mean the date on which a Notice of Termination is given.

18)  SUCCESSORS; BINDING AGREEMENT.

              (a) The Company shall require any purchaser of all or
                  substantially all of the Business of the Company, by agreement or form and substance satisfactory to E.F.C., to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such purchase had taken place. If there is no agreement, the full amount will become due and payable. As used in this Agreement, "Company" shall mean the Company as hereinabove defined, and any successor to the Company's business or assets which executes and delivers this Agreement provided for in the Paragraph 18(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

19) ARBITRATION. E.F.C. shall have the right to submit any determination by the Board of Directors terminating its contract for Cause, or an other dispute hereunder, to arbitration by a single arbitrator in Jacksonville, Florida under the laws of American Arbitration



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


     Association. Any award in such arbitration may be enforced in any court of competent jurisdiction.

20) ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, shall supersede any prior agreements and understandings between the parties with respect to such subject matter, and no statement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

21) MODIFICATION. This Agreement shall not be terminated orally. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs and personal representatives of E.F.C. and the successors and assigns of the Company.

22) LAWS OF THE STATE OF FLORIDA. This Agreement is being delivered in the State of Florida and shall be construed and enforced in accordance with the laws of the State of Florida, irrespective of the state of incorporation of the Company or the place domicile or residence of E.F.C. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the Circuit Court of the State of Florida, Duval County and/or the United States District Court for the Northern District of Florida and further agree and consent that personal service or process in any such action or proceeding outside of the County of Duval shall be tantamount to service in person within the County of Duval and shall confer personal jurisdiction upon either of said courts.

23) NOTICES. Any notice given by one party to the other in connection with this Agreement shall be in writing and shall be sent certified mail, return receipt requested, with postage and certification fees prepaid, to the following addresses:

Consulting Company:  Environmental and Financial Consulting, Inc.
                     12563 Mission Hill Circle N.
                     Jacksonville, FL 32225

            Company: Weststar Environmental Inc.
                     9550 Regency Square Blvd.
                     Suite 1109
                     Jacksonville, FL 32225

24) ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of the others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to provisions of this Agreement.

25) ORIGINALS. This Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement.

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



26) ADDRESS OF PARTIES. Each of the parties shall at all times keep the other informed of its principal place of business or residence if different from that stated herein, and shall promptly notify the other of any change, giving the new principal place of business or residence.

27) MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be constructed as a waiver of any subsequent default of the same or similar nature or of any other nature or kind.

28) REMEDIES ON BREACH. E.F.C. hereby agrees that it may not be possible for the Company to be adequately compensated in damages for any breach by E.F.C. of any of the representations, warranties, terms or any conditions contained in this Agreement and accordingly E.F.C. hereby agrees and consents that in the event of any such breach, the Company, in addition to any other remedies it may have, shall be entitled to injunction or other equitable relief restraining such breach.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


ATTEST:


BY: /s/ WILLIAM D. GRAY                     BY: /s/ MICHAEL E. RICKS
    --------------------------                  -------------------------------
    William D. Gray                             Michael E. Ricks
    Chairman of the Board                       Weststar Environmental, Inc.



(Corporate Seal)                            BY: /s/ Signature illegible
                                                --------------------------------
                                                Environmental and Financial
                                                     Consulting, Inc.


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